SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)  NOVEMBER 9, 2001
                                                          ----------------

                                BrightCube, Inc.

               (Exact name of registrant as specified in charter)


Nevada                             000-26693                 87-0431036
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(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)

240 Center Street, El Segundo CA                              90245
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code      (310) 535-4555
                                                    ----------------------------

                     240 Center Street El Segundo, CA  90245
                     ---------------------------------------
          (Former name or former address, if changed since last report.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 26, 2001 Brightcube, Inc. ("Brightcube") entered into an Asset Purchase Agreement (the "Purchase Agreement") by and among Brightcube, Brightcube California, Inc. a California Corporation and wholly owned subsidiary of Brightcube, and Canon U.S.A., Inc. ("Canon"). The assets sold consisted primarily of Brightcube's ASP Services operating division (the "Division") including the majority of the hardware and software that comprised the operating assets of the Division. Included in the sale were certain Internet domain names and websites, most significantly that of www.photoloft.com and all intangible rights and property associated with the Division including a utility patent application.

All of the operations of the Division were based in Campbell, CA. The Purchase Agreement did not include the Working Photo professional photography software nor any of the Company's assets based in El Segundo, CA. The technology associated with the Brightcube Solution, Brightcube's print-on-demand application, was not included.

The total consideration was $1,200,000 less any purchase price adjustments, for all intellectual property, software and data. Upon closing $180,000 of the total consideration was to be deposited to an escrow account to be held for fourteen months to cover certain indemnifications and representations made to Canon. The amount of future adjustments if Brightcube is unable to satisfy certain post closing obligations could be material. The first $50,000 of any purchase price adjustment was to be deducted from the amount to be held in escrow. Brightcube will provide Tier 1 support to all of the Division's customers for the first 90 days after closing. In return, Brightcube will be entitled to receive all revenue from the customers during this time.

On November 9, 2001 this transaction was closed and Brightcube received $1,020,000 with an additional $156,148 to be held in escrow. Purchase price adjustments totaled $23,852. On the same day we terminated the employment of the remaining five employees of the Division including Chris McConn, the Chief Technology Officer. Elizabeth Wenner, our Vice President of Internet Development, will manage our remaining engineering staff, based in El Segundo, CA and focused primarily on the Brightcube Solution.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

2.2 Asset Purchase Agreement dated October 26, 2001, by and among Canon U.S.A., Inc., Brightcube, Inc., and Brightcube California, Inc.


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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BrightCube, Inc.


Date:  November 21, 2001                 By: /s/ Eric Howard
                                            -------------------------------
                                            Eric Howard
                                            Chief Financial Officer


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